EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Metals USA, Inc. on Form S-1 of our report dated February 11, 1998, on the consolidated financial statements of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

PERKINS & COMPANY, P.C.
Portland, Oregon
May 14, 1998